News Release
Investor Contact: Jeffrey Geyer, Jeffrey.Geyer@molinahealthcare.com, 305-317-3012
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports First Quarter 2025 Financial Results
Reaffirms Full Year 2025 Guidance
Long Beach, Calif, April 23, 2025 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported first quarter 2025 GAAP earnings per diluted share of $5.45 and adjusted earnings per diluted share of $6.08. Financial results are summarized below:

	Three months ended
	March 31,
	2025	2024

(In millions, except per-share results)
Premium Revenue	$10,628	$9,504
Total Revenue	$11,147	$9,931

GAAP:
Net Income	$298	$301
EPS – Diluted	$5.45	$5.17
Medical Care Ratio (MCR)	89.2%	88.5%
G&A Ratio	6.9%	7.2%
After-tax Margin	2.7%	3.0%

Adjusted:
Net Income	$333	$334
EPS – Diluted	$6.08	$5.73
G&A Ratio	6.8%	7.1%
After-tax Margin	3.0%	3.4%

See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Quarter Highlights
•As of March 31, 2025, the Company served approximately 5.8 million members, an increase of 25,000 members compared to March 31, 2024.
•Premium revenue was approximately $10.6 billion for the first quarter of 2025, an increase of 12% year over year.
•GAAP net income was $5.45 per diluted share for the first quarter of 2025, an increase of 5% year over year.
•Adjusted net income was $6.08 per diluted share for the first quarter of 2025, an increase of 6% year over year.
•The Company reaffirmed its full year 2025 earnings guidance with expected premium revenue of approximately $42 billion and adjusted earnings of at least $24.50 per diluted share.
•New store embedded earnings are now at $8.65 per diluted share.
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Molina Healthcare, Inc. Reports First Quarter 2025 Financial Results

April 23, 2025
“Our first quarter results reflect our team’s disciplined approach to medical cost management in an improving rate environment,” said Joseph Zubretsky, President and Chief Executive Officer. “Our 2025 earnings and growth profiles are solid, and we remain confident in our ability to achieve our 13% to 15% long-term adjusted EPS growth target.”

Premium Revenue
Premium revenue was approximately $10.6 billion for the first quarter of 2025, an increase of 12% year over year. The higher premium revenue reflects new contract wins, acquisitions, growth in the Company’s current footprint, and rate increases, partially offset by the impact of Medicaid redeterminations in 2024.

Net Income
GAAP net income for the first quarter of 2025 was $5.45 per diluted share, an increase of 5% year over year. Adjusted net income for the first quarter of 2025 was $6.08 per diluted share, an increase of 6% year over year.

Medical Care Ratio (MCR)
•The consolidated MCR for the first quarter of 2025 was 89.2% and reflects strong medical cost management.
•The Medicaid MCR for the first quarter of 2025 was 90.3% and in line with the Company’s expectations. Medical costs increased moderately as expected due to utilization of long-term services and supports, pharmacy, and behavioral health services, as well as seasonal illnesses. These higher medical costs were offset by the new rate cycle.
•The Medicare MCR for the first quarter of 2025 was 88.3%, and in line with the Company’s expectations, reflecting pricing and benefit adjustments implemented for 2025 and the exit from MAPD in thirteen states.
•The Marketplace MCR for the first quarter of 2025 was 81.7%. Within that result, approximately 400 basis points was due to prior year final risk adjustment and member reconciliations and a higher “new store” MCR related to the ConnectiCare acquisition. Excluding these items, the Marketplace MCR was approximately 77.7% and in line with the Company’s expectations.

General and Administrative Expense Ratio
The G&A ratio and the adjusted G&A ratio for the first quarter of 2025 were 6.9% and 6.8%, respectively, reflecting disciplined cost management and the continued benefit of operating leverage.

Balance Sheet
Cash and investments at the parent company were $191 million as of March 31, 2025, compared to $445 million as of December 31, 2024. The Company purchased approximately 1.7 million shares for $500 million in the first quarter of 2025.
Days in claims payable at March 31, 2025, was 46 and reflects the timing of claim payments.

Cash Flow
Operating cash flow for the three months ended March 31, 2025, was $190 million, compared to $214 million for the three months ended March 31, 2024.

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Molina Healthcare, Inc. Reports First Quarter 2025 Financial Results

April 23, 2025
2025 Guidance
Premium revenue guidance for the full year is unchanged and expected to be approximately $42 billion, an increase of approximately 9% from the full year 2024.
The Company expects its full year GAAP earnings in 2025 to be at least $22.32 per share and reaffirms its full year adjusted earnings in 2025 to be at least $24.50 per share, representing 8% growth over the full year 2024.

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s first quarter results for the period ended March 31, 2025, at 8:00 a.m. Eastern Time on Thursday, April 24, 2025. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 3317326. A telephonic replay of the conference call will be available through Thursday, May 1, 2025, by dialing (877) 344-7529 and entering confirmation number 6106565. A live audio broadcast of this conference call will be available on Molina Healthcare’s investor relations website, investors.molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements. The Company intends such forward-looking statements to be covered under the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions, and all statements other than statements of historical fact contained in this earnings release and the Company’s accompanying oral remarks may be forward-looking statements. In some cases, you can identify forward-looking statements by words such as “guidance,” “future,” “anticipates,” “believes,” “embedded,” “estimates,” “expects,” “growth,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” or the negative of these terms or other similar expressions. Forward-looking statements contained in this earnings release include, but are not limited to, statements regarding the Company’s 2025 guidance and long-term adjusted EPS growth target, trends with respect to rates, and our management’s plans and objectives for future operations and business strategy.
Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2024, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC, including its Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, to be filed with the SEC.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of April 23, 2025, and, except as otherwise required by law, the Company disclaims any obligation to
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Molina Healthcare, Inc. Reports First Quarter 2025 Financial Results

April 23, 2025
update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Reports First Quarter 2025 Financial Results

April 23, 2025
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2025	2024

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$10,628	$9,504
Premium tax revenue	388	297
Investment income	108	108
Other revenue	23	22
Total revenue	11,147	9,931
Operating expenses:
Medical care costs	9,479	8,414
General and administrative expenses	774	711
Premium tax expenses	388	297
Depreciation and amortization	48	45
Other	25	38
Total operating expenses	10,714	9,505
Operating income	433	426
Interest expense	43	27
Income before income tax expense	390	399
Income tax expense	92	98
Net income	$298	$301

Net income per share – Diluted	$5.45	$5.17

Diluted weighted average shares outstanding	54.8	58.3

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Molina Healthcare, Inc. Reports First Quarter 2025 Financial Results

April 23, 2025
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2025	2024
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,856	$4,662
Investments	4,438	4,325
Receivables	3,491	3,299
Prepaid expenses and other current assets	472	487
Total current assets	13,257	12,773
Property, equipment, and capitalized software, net	287	288
Goodwill and intangible assets, net	2,175	1,938
Restricted investments	311	286
Deferred income taxes, net	193	207
Other assets	163	138
Total assets	$16,386	$15,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$4,804	$4,640
Amounts due government agencies	1,863	1,874
Accounts payable, accrued liabilities and other	1,119	1,331
Deferred revenue	369	51
Total current liabilities	8,155	7,896
Long-term debt	3,574	2,923
Finance lease liabilities	192	195
Other long-term liabilities	155	120
Total liabilities	12,076	11,134
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 54 million shares at March 31, 2025, and 56 million at December 31, 2024	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	434	462
Accumulated other comprehensive loss	(28)	(57)
Retained earnings	3,904	4,091
Total stockholders’ equity	4,310	4,496
Total liabilities and stockholders’ equity	$16,386	$15,630

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Molina Healthcare, Inc. Reports First Quarter 2025 Financial Results

April 23, 2025
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2025	2024

	(In millions)
Operating activities:
Net income	$298	$301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48	45
Deferred income taxes	13	26
Share-based compensation	27	36
Other, net	2	2
Changes in operating assets and liabilities:
Receivables	(90)	(123)
Prepaid expenses and other current assets	(56)	8
Medical claims and benefits payable	(81)	(24)
Amounts due government agencies	(32)	183
Accounts payable, accrued liabilities and other	(268)	(215)
Deferred revenue	252	(90)
Income taxes	77	65
Net cash provided by operating activities	190	214
Investing activities:
Purchases of investments	(189)	(380)
Proceeds from sales and maturities of investments	331	211
Net cash paid in business combinations	(245)	(295)
Purchases of property, equipment, and capitalized software	(22)	(27)
Other, net	2	3
Net cash used in investing activities	(123)	(488)
Financing activities:
Common stock purchases	(500)	—
Proceeds from borrowings under credit facility	150	—
Proceeds from borrowings under term loan	500	—
Common stock withheld to settle employee tax obligations	(36)	(56)
Other, net	33	(6)
Net cash provided by (used in) financing activities	147	(62)
Net increase (decrease) in cash, cash equivalents, and restricted cash and cash equivalents	214	(336)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,741	4,908
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,955	$4,572

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Molina Healthcare, Inc. Reports First Quarter 2025 Financial Results

April 23, 2025
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	March 31,	December 31,	March 31,
	2025	2024	2024
Ending Membership by Segment:
Medicaid	4,812,000	4,890,000	5,123,000
Medicare	260,000	242,000	258,000
Marketplace	662,000	403,000	346,000
Other	18,000	—	—
Total	5,752,000	5,535,000	5,727,000

	Three Months Ended March 31,
	2025			2024
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$8,130	$791	90.3%	$7,492	$775	89.7%
Medicare	1,468	172	88.3	1,442	163	88.7
Marketplace	1,004	183	81.7	570	152	73.3
Other	26	3	87.7	—	—	—
Consolidated	$10,628	$1,149	89.2%	$9,504	$1,090	88.5%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Reports First Quarter 2025 Financial Results

April 23, 2025
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Three Months Ended
	March 31,
	2025	2024

	Unaudited
Medical claims and benefits payable, beginning balance	$4,640	$4,204
Components of medical care costs related to:
Current year	9,665	8,748
Prior year	(186)	(334)
Total medical care costs	9,479	8,414
Payments for medical care costs related to:
Current year	5,789	5,409
Prior year	3,684	2,879
Total paid	9,473	8,288
Acquired balances, net of post-acquisition adjustments	245	391
Change in non-risk and other payables	(87)	(150)
Medical claims and benefits payable, ending balance	$4,804	$4,571

Days in Claims Payable (1)	46	49

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Reports First Quarter 2025 Financial Results

April 23, 2025
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.

	Three Months Ended March 31,
	2025		2024
	Amount	Per Diluted Share	Amount	Per Diluted Share
GAAP Net income	$298	$5.45	$301	$5.17
Adjustments:
Amortization of intangible assets	$21	$0.39	$20	$0.35
Acquisition-related expenses (1)	23	0.41	17	0.29
Other (2)	2	0.03	6	0.10
Subtotal, adjustments	46	0.83	43	0.74
Income tax effect	(11)	(0.20)	(10)	(0.18)
Adjustments, net of tax	35	0.63	33	0.56
Adjusted net income	$333	$6.08	$334	$5.73

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and certain integration costs.
(2)The three months ended March 31, 2025, includes non-recurring litigation costs. The three months ended March 31, 2024, includes non-recurring litigation costs and one-time termination benefits.
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Molina Healthcare, Inc. Reports First Quarter 2025 Financial Results

April 23, 2025
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2025 GUIDANCE

	Amount	Per Diluted Share (2)
GAAP Net income	$1,208	$22.32
Adjustments:
Amortization of intangible assets	86	1.59
Acquisition-related expenses	66	1.23
Other	2	0.03
Subtotal, adjustments	154	2.85
Income tax effect (1)	(37)	(0.67)
Adjustments, net of tax	117	2.18
Adjusted net income	$1,325	$24.50

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 23.7%.
(2)Computations assume approximately 54.1 million diluted weighted average shares outstanding.

Non-GAAP Financial Measures
The Company includes in this release the financial measure, “new store embedded earnings,” which is a non-GAAP measure. The term is defined as the incremental diluted earnings per share impact that we expect to achieve between 2026 and 2028 related to newly awarded but not yet commenced state Medicaid contracts, and recently closed and announced acquisitions. The incremental impact reflects the expected full-year earnings for the newly-awarded California, Iowa, Nebraska, New Mexico, Texas, and Georgia Medicaid contracts, the newly-awarded Idaho, Illinois, Massachusetts, Michigan, and Ohio Medicare Duals contracts, and the California Medicare Health Plans and ConnectiCare acquisitions, not yet included in the 2025 full-year guidance issued by the Company. This measure excludes amortization of intangible assets and non-recurring costs associated with acquisitions, including various transaction and integration costs. The Company and management believe this measure is useful to investors in assessing the Company’s expected performance related to new Medicaid contracts and acquisitions, and is used internally to enable management to assess the Company’s performance consistently over time. New store embedded earnings should be considered as a supplement to, and not as a substitute for or superior to, GAAP measures. Management is unable to reconcile this measure to the growth in GAAP earnings per share, the most directly comparable GAAP measure, without unreasonable effort due to the unknown impact from the amortization of intangible assets related to recently announced acquisitions, which cannot be determined until purchase accounting valuations are completed. Non-recurring costs associated with the recently announced acquisitions are estimated at approximately $23 million.
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